UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2012

MFRI, INC.
(exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	0-18370 (Commission File Number)	36-3922969 (IRS Employer Identification No.)

7720 North Lehigh Avenue, Niles, Illinois 60714
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (847) 966-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Â	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Â	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Â	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 10, 2012, MFRI, Inc. ("Company") announced that Bradley E. Mautner, the Company's current President and Chief Operating Officer, will assume the position of President and Chief Executive Officer, effective February 1, 2013 as part of the Company's management succession plan. David Unger, the current Chairman and Chief Executive Officer, will resign as Chief Executive Officer effective January 31, 2012, but continue as Chairman and work with Mr. Mautner on various strategic initiatives.

As part of its succession planning, MFRI also announced that Michael D. Bennett, Chief Financial Officer ("CFO"), Vice President, Secretary and Treasurer of the Company, will resign as CFO effective Friday, October 12, 2012. Mr. Bennett will continue as Vice President, Secretary and Treasurer of the Company and an external search has been initiated to retain a permanent CFO. During the search, the Company has retained Mr. Gerald O'Connor, age 60, to serve as Interim CFO effective Monday, October 15, 2012. As Interim CFO Mr. O'Connor will serve as the principal financial officer and principal accounting officer of the Company. In addition to his recent experience providing CFO-level consulting services, Mr. O'Connor was Senior Vice President - Finance and Strategic Planning at NICOR, Inc. from 2004 through 2011. Mr. O'Connor will receive compensation of $200 per hour from the Company while serving as Interim CFO.

Mr. Mautner's compensation will not be changed as a result of his appointment as Chief Executive Officer. As of the date of this report, no new compensatory or severance arrangements have been entered into or amended in connection with the resignations of Messrs. Unger or Bennett.

Item 7.01    Regulation FD Disclosure.

A news release announcing MFRI, Inc.'s succession plans and the search for a successor CFO was issued on October 10, 2012, and is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The registrant's Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the Company.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits. The following Exhibit 99.1 is furnished as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
99.1	News release issued October 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 15, 2012	MFRI, INC. (Registrant) By: /s/ Michael D. Bennett
Michael D. Bennett
Vice President, Secretary and Treasurer